UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 18, 2009

MAXWELL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9244 Balboa Avenue

San Diego, California 92123

(Addresses of principal executive offices, including zip code)

(858) 503-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 18, 2009, Maxwell Technologies, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC (“Underwriter”), pursuant to which the Company agreed to sell 2,000,000 shares (the “Offering”) of its common stock (“Common Stock”) to the Underwriter at a price of $8.184 per share. In addition, the Company has granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 300,000 shares of Common Stock to cover over-allotments, if any. The Offering is being made pursuant to the Company’s effective registration statements on Form S-3 (Registration Statement No. 333-138943) previously filed with the Securities and Exchange Commission. The Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated by reference herein, and the above description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement dated May 18, 2009 by and between Maxwell Technologies, Inc. and Roth Capital Partners, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ David J. Schramm
David J. Schramm
Chief Executive Officer

Date: May 19, 2009

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement dated May 18, 2009 by and between Maxwell Technologies, Inc. and Roth Capital Partners, LLC